EXHIBIT 10.7

FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (this “Amendment”) is made to be effective as of March 14, 2014 by and between M & R II Limited Partnership, an Illinois limited partnership (“M&R LP”) and Chaska Limited Partnership, an Ohio limited partnership (“Chaska LP” and together with M&R LP, collectively “Landlord”), and Z Trim Holdings, Inc., (f/k/a/ Circle Group Holdings, Inc.), an Illinois corporation (“Tenant”).

WITNESSETH

A. Landlord and Tenant entered into that certain Industrial Building Lease Agreement dated March 5, 2004 as amended by that certain Amendment to Industrial Building Lease Agreement dated June 19, 2009 and as amended by that certain Second Amendment to Lease dated January 7, 2011 and as amended by that certain Third Amendment to Lease dated March, 2012 and as amended by Fourth Amendment to Lease dated March 2013 (as amended, the “Lease”) pursuant to which Landlord leased to Tenant the property commonly known as 1005-1025 Campus Drive, Mundelein, Illinois (the “Building”).

B. The existing term of the Lease expires on March 14, 2013.

C. Tenant and Landlord desire to amend the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals which are hereby incorporated and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals.  The foregoing Recitals are true and correct and are incorporated into this Amendment by reference as if fully set forth.  All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Lease.

2. Renewal Term.  The term of the Lease is hereby extended for twelve months from March 15, 2014 to May 14, 2015 (“Sixth Renewal Term”) upon the same terms and conditions contained in the Lease as amended hereby.  The term “Termination Date” as used in the Lease shall mean May 14, 2015 or such earlier date that the Tenant’s rights thereunder terminate pursuant to the exercise of Landlord’s remedies thereunder upon a default.  During the Sixth Renewal Term, Base Rent shall equal Fourteen Thousand Five Hundred and 00/100 Dollars ($14,500.00) per month.  Tenant recognizes and agrees that Tenant has no rights to renew under the Lease and that Landlord has advised Tenant that there shall be no further renewals of the Lease.  Without limiting any other remedies of Landlord in the Lease, in the event that the Tenant holds over beyond the Termination Date and/or fails to vacate and remove all of Tenant’s personal possessions and equipment on or before the Termination Date, Tenant shall be liable for Base Rent equal to Forty Two Thousand and 00/100 Dollars ($42,000.00) per month plus 200% of all Additional Rent due under the Lease.   Notwithstanding anything else herein to the contrary, (i) the Landlord shall have the right to terminate the Lease upon no less than sixty (60) days’ prior written notice to Tenant; and (ii) provided that there is no default or event which with notice or the passage of time could be a default under the Lease, the Tenant shall have the right to terminate the Lease upon no less than sixty (60) days’ prior written notice to Landlord.

3. Effectiveness.  This Amendment, the effectiveness hereof and Landlord’s agreements hereunder shall be conditioned upon there being no defaults or events which with notice and/or the passage of time could be a default under the Lease as of March 15, 2014, including without limitation Tenant having paid to Landlord any and all Rent due as of such date.

4. Exhibiting Building.  Without limiting any rights of Landlord under the Lease, the Landlord shall have the right to install one or more for sale/lease sign on the Building and the Landlord, its agents and/or representatives shall have full access to the Building upon reasonable prior notice to the Tenant to exhibit the Building or any portion thereof to prospective purchasers and/or tenants.

5. Authority By Tenant.  Tenant represents and warrants to Landlord that (i) Tenant owns and holds the entire interest of “Tenant” under the Lease; (ii) Tenant has not assigned, sublet or otherwise transferred any of its interest in and to the Lease and/or the Building; and (iii) Tenant has full power and authority to execute, deliver and perform this Amendment.

6. Brokers.  Tenant represents and warrants to Landlord that neither Tenant nor anyone acting on its behalf has dealt with any real estate brokers in connection with this Amendment.  Tenant agrees to indemnify and hold Landlord harmless from any claims by any other brokers that they have represented Tenant in connection with this transaction.

7. Submission of Amendment.  Submission of this instrument for examination shall not bind Landlord and no duty or obligation on Landlord shall arise under this instrument until this instrument is signed and delivered by Landlord and Tenant.

8. Entire Agreement.  This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Building.  Except for the Lease and this Amendment, no prior agreements or understandings with respect to the Building shall be valid or of any force or effect.

9. Severability.  If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

10. Full Force and Effect.  Except as specifically modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect.  In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall prevail.

11. Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.  The invalidation of one or more of the terms of this Amendment shall not affect the validity of the remaining terms.

13. Use of Pronouns.  Whenever in this Amendment words, including pronouns, are used in the masculine, they shall be read in the feminine or neuter whenever they would so apply and vice versa, and words in this Amendment that are singular shall be read as plural whenever the latter should so apply and vice versa.

14. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one Amendment.

15. Time of the Essence.  Time is of the essence of this Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the date first set forth above.

LANDLORD

M & R II Limited Partnership, an Illinois limited partnership

By:           Bilger Corporation, an Ohio corporation, its general partner

By:          s/ Richard M. Ross, Jr.
Richard M. Ross Jr., its President

Chaska Limited Partnership, an Ohio limited partnership

By:           Ross Investment Company, an Ohio corporation, its generalpartner

By:          s/ Richard M. Ross Jr.
Richard M. Ross Jr., Director of Ross Investment Company

TENANT

Z Trim Holdings, Inc. (f/k/a Circle Group Holdings, Inc), an Illinois corporation

By:          s/ Steve Cohen
Name:       Steve Cohen
Title:         CEO